UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 27, 2022

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

11 Derech Menachem Begin Street, Ramat Gan,	5268104
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 9-774-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2022, the board of directors (the “Board”) of Viewbix Inc. (the “Company”) resolved to approve amended terms of compensation for Mr. Amihay Hadad, Chief Executive Officer of the Company, effective as of December 1, 2022. The foregoing amended terms of compensation include (i) a gross monthly base salary of NIS 50,000, (ii) an immediate bonus payment of one month’s base salary to reward Mr. Hadad for his performance in connection with the recently consummated merger transaction, which closed on September 19, 2022 (the “Merger”), (iii) certain additional performance-based cash awards, including (a) the Company’s achievement of certain pre-determined financial targets (as evaluated pursuant to adjusted EBITDA metrics), (b) completion of certain merger and acquisition transactions, and (c) pursuant to the discretion of the Board following a review of Mr. Hadad’s performance upon the completion of the fiscal year (collectively the “Bonus Payments”). The Bonus Payments, in the aggregate, will not exceed an amount equal to six (6) months’ base salary.

Furthermore, on November 20, 2022, the Board resolved to approve a one-time bonus cash payment to Mr. Shahar Marom, the Chief Financial Officer of the Company, in the aggregate amount of NIS 20,000, as a reward for his performance in connection with the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: December 27, 2022